AMENDMENT #1
to the
RESTATED
LICENSE AGREEMENT

This first amendment ("Amendment #1) to the Restated License Agreement No. 2018-04-0460 dated May 1, 2018 ("Agreement") is entered into as of May 8, 2020, (the "Amendment #1 Effective Date") by and between TearLab Corporation, a Delaware corporation having an address at 150 La Terraza Blvd. Suite 101, Escondido, California 92025 ("LICENSEE") and The Regents of the University of California, a California public corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 ("UNIVERSITY"), represented by its San Diego campus having an address at University of California, San Diego, Office of Innovation and Commercialization, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 ("UCSD").

BACKGROUND

Whereas, LICENSEE continues to develop the TearLab Discovery™ System, ("Discovery"), as a new Licensed Product under the Agreement, as described in LICENSEE'S March 2, 2018 United States Securities and Exchange Commission, Form 10-K filing. Discovery, if approved for commercial sale, will create new market opportunities for Invention and supporting that development is in the public interest.

Whereas, LICENSEE'S debt financier, CR Group, L.P. with Accelmed Growth Partners, L.P., has proposed to take LICENSEE private, through the acquisition of one-hundred percent of LICENSEE's equity, in satisfaction of certain debt obligations owed by LICENSEE to CR Group, L.P., in accordance with Exhibit A. It is anticipated that once Discovery receives regulatory clearance for commercial sale, CR Group, L.P. would seek to liquidate the majority of its equity ownership in LICENSEE to a third party.

Whereas, it is in the mutual interest of LICENSEE and UNIVERSITY that LICENSEE remain solvent and continue to advance Licensed Products under the Agreement.

Whereas, to facilitate LICENSEE'S future business activities and UNIVERSITY'S stewardship of the Invention and Patent Rights, it is the mutual desire of the parties to enter this Amendment #1.

The parties agree as follows:

1. To the extent CR Group, L.P. with Accelmed Growth Partners, L.P. enter into a definitive agreement to acquire greater than fifty percent (50%) of LICENSEE'S outstanding shares of common stock, combined or individually, prior to July 1, 2020, such transaction shall not be considered a Fundamental Transaction under the Agreement.

2. To the extent any third party, or parties cumulatively, acquire greater than fifty percent (50%) of LICENSEE'S outstanding shares of common stock after July 1, 2020, such a transaction shall be deemed a Fundamental Transaction under the Agreement.

All other terms and conditions of the Agreement remain unchanged.

IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this Amendment #1, in duplicate originals, by their respective and duly authorized officers on the day and year written.

TEARLAB CORPORATION:

By: ______________________
(Signature)

Name: Michael Marquez

Title: CFO

Date: 5/7/2020

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

DocuSigned by:

By: ______________________
76046C4355044E0...
(Signature)

Victoria Cajipe, Ph.D.

Interim Associate Director-Office of Innovation and Commercialization

Date: 5/11/2020

Exhibit A

Merger Agreement dated May 11, 2020

Merger Agreement filed as Exhibit 2.1

to the Current Report on Form 8-K

filed by the Company on May 11, 2020